                                                                    EXHIBIT 10.1

                             FIRST LEASE AMENDMENT

     This First Lease Amendment is entered into this 29th day of January, 1997, by and between SAFETY HARBOR SPA & FITNESS CENTER, Inc., a Florida corporation ("Lessor") and SAFETY HARBOR MANAGEMENT COMPANY, LTD., a Florida limited partnership ("Lessee") to amend the Lease between Lessor and Lessee dated June 14, 1995.

     Lessor and Lessee hereby agree to modify that certain Lease dated June 14, 1995 between Lessor and Lessee as follows:

     I.   Article 2 is hereby deleted and the following substituted therefore:

                                    Article 2
                                    ---------

                                      Term

          2.1 The term of this Lease shall begin June 1, 1995 and shall end May 31, 2000, unless terminated or extended by mutual consent of the parties.

          2.2 There shall be no right to terminate the Lease except in the event of Lessee default during the term of the Lease.

          2.3 For the purposes of the Lease as amended hereby, all references to the Lease term, the Basic Term or the duration of the Lease, including those contained in this First Lease Amendment and in Article 9.3 and in Articles 14 and 15 of the Lease shall mean the term of the Lease as described in Paragraph
2.1 above and all references to lease extensions or renewal terms in the Lease are hereby deleted.

     II. Article 3, Paragraph 3.1 is hereby deleted and the following substituted therefore:

                                    Article 3
                                    ---------

                                  Rent Payments

          3.1 Rent Payments. The Rent Payments for the Leased Premises shall be as described hereafter, plus applicable sales tax, and shall be paid monthly by the Lessor to the Lessee in advance on the first day of each month during the
Lease:

                    Period                               Monthly Payment
         June 1, 1995 - June 30, 1996                      $100,000.00
         July 1, 1996 - May 31, 1999                         31,667.00
         June 1, 1999 - May 31, 2000                                -0-



     III. The last two sentences of the first paragraph of Article 5, Paragraph 5.1 are hereby deleted and the following substituted therefore:

                                    Article 5
                                    ---------

          5.1 Notwithstanding anything stated in this Paragraph, Lessee must obtain Lessor's approval for Lessee's entering into any contract, lease or other agreement that extends beyond May 31, 2000.

     IV. Article 7.4 is hereby modified by deleting the first two sentences thereof and substituting the following therefore:

          7.4 Lessee agrees to make capital improvements which are not less than Three Million Dollars ($3,000,000.00) during the term of the Lease, with a minimum expenditure of Four Hundred Fifty Thousand Dollars ($450,000.00) during the first year; a minimum total cumulative expenditure of Nine Hundred Thousand Dollars ($900,000.00) by the end of the second year; a minimum total cumulative expenditure of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) by the end of the third year; a minimum total cumulative expenditure of One Million Eight Hundred Thousand Dollars ($1,800,000.00) by the end of the fourth year; and a minimum total cumulative expenditure of Three Million Dollars ($3,000,000.00) by the end of the Lease term, namely by May 31, 2000. Notwithstanding the foregoing, if the Option to Purchase described in Article 13 hereafter is exercised prior to May 31, 2000, Lessee shall only be obligated to make the capital improvements called for up to the point of the exercise of the Option to Purchase prior to closing on the Leased Premises.

          V.   Article 11 is hereby deleted.

          VI. Article 12 is hereby deleted and the following substituted therefore:

                                   Article 12
                                   ----------

                       Sale of Premises During Lease Term

          12.1 Provided the Lessee shall not be in default hereunder, the Lessor may not sell the Property during the Lease term.


     VII. Article 13, Paragraph 13.1 is hereby deleted and the following substituted therefore:

                                   Article 13
                                   ----------

                               Option to Purchase

          13. 1.a. Option Payments. The Lessor grants to the Lessee an exclusive option to purchase the Property ("Option to Purchase") during the Lease term in consideration for Lessee's payment to Lessor of the following payments ("Option Payments") to be paid monthly by Lessee to Lessor in advance on the first day of each month during the Lease:

           Period                          Monthly Option Payment
July 1, 1996 - May 31, 1999                    $ 68,333.00

June 1, 1999 - May 31, 2000                      60,000.00

In the event the Option to Purchase is exercised prior to May 31, 2000, any Option Payment credit shall be based on the Option Payments actually paid through the date of closing. Failure of the Lessee to make said Option Payments shall constitute a default in the required Rent Payments.

          13. 1.b. In the event Lessee exercises the Option to Purchase, closing of the purchase shall occur on a date elected by the Lessee in writing, which date shall be no earlier than May 31, 1999 and no later than May 31, 2000 unless the parties mutually agree to an earlier closing. The Lessee shall give the Lessor at least one hundred twenty (120) days advance written notice of its intention to exercise the Option to Purchase. The purchase price shall be Eleven Million Four Hundred Thousand Dollars ($11,400,000.00) which shall be payable in cash at closing, less the total amount of all Option Payments which Lessee shall have made to Lessor.

          13.1.c. Earnout Arrangement. Following Lessee's purchase of the
Leased Premises, if the Option to Purchase is exercised, Lessee agrees to pay to Lessor the additional sum of Eight Million Dollars ($8,000,000.00) in one of the two alternate methods described hereafter:

                  i. Minimum Annual Payment. Commencing on May 31, 2002 and annually on May 31 of each year thereafter, Lessee shall pay to Lessor a minimum payment ("Minimum Payment") which in the year 2002 shall be One Hundred Thousand Dollars ($100,000.00), in the year 2003 shall be One Hundred Fifty Thousand Dollars ($150,000.00) and in all years thereafter shall be Two Hundred Thousand Dollars ($200,000.00). Any Minimum Payment or Payments made in a given year(s) shall count toward and be a credit against the amount of the next Earned Payment due as said Earned Payment is calculated and described in Paragraph 13.l.c.ii hereafter. For example, if a Minimum Payment of $200,000 has been made for two consecutive years and the Earned Payment calculation in year three results in an Earned Payment of $1,000,000, then a net Earned Payment of $600,000 would be made for that year. Any unused Minimum Payment credit shall be carried over and applied to the following Earned Payment(s) until used in full.

                  ii. Earned Payment. If the payments described in this sub-paragraph are greater than the Minimum Payments described in Paragraph 13.1.c.i above, Lessor shall pay to Lessee commencing on May 31, 2002 and annually on May 31 of each and every year thereafter an earned payment ("Earned Payment") calculated as follows: For the purposes of determining the amount of Earned Payment, if any, a base value ("Base Value") is hereby set at Thirteen Million Dollars ($13,000,000.00). A calculated value ("Calculated Value") shall be determined annually beginning for the year ending December 3l, 2001. Such Calculated Value shall be determined by deducting from the net operating profit of the Leased Premises ("Net Operating Profit") for the year ending December 31, 2001 a capital reserve equal to four percent (4%) of the total gross revenue ("Total Gross Revenue") for that specific year, so long as the Lessee's cumulative capital expenditures following the closing date are equal to or greater than four percent (4%) of the cumulative Total Gross Revenue for the same period. If such cumulative capital expenditures by Lessee are less than four percent (4%) of the cumulative Total Gross Revenue since the closing date, then the amount of capital reserve deducted will be limited to the actual amount spent in that specific year. Said net sum shall then be multiplied by nine (9) to determine the Calculated Value. The Earned Payment due Lessor in any year shall be determined by deducting the Base Value from the Calculated Value and multiplying the net sum by thirty-five percent (35%) and then deducting the cumulative Minimum and Earned Payments made in previous years. For the purposes of this formula, Total Gross Revenue and Net Operating Profit shall be as defined in Paragraph 13.l.c.iii hereafter. If the Earned Payment exceeds the Minimum Payment, Lessee shall pay the amount of Earned Payment to Lessor. The same calculation of the Earned Payment due shall be made annually for the year ending December 31, 2002 and each and every year thereafter using the same Base Value and an annually determined Calculated Value based on the Total Gross Revenue and the Net Operating Profit for the preceding year ending December 31st until the entire Eight Million Dollars ($8,000,000.00) has been paid to Lessor.

                  iii.a Total Gross Revenue shall be defined as the gross revenue generated from the existing hospitality operations of the Leased Premises by Lessee determined in accordance with generally accepted accounting principles.

                  iii.b Net Operating Profit shall be defined as the amount of net income generated from the existing hospitality operations of the Leased Premises by Lessee in accordance with generally accepted accounting principles. The Net Operating Profit will not include any deduction for management fees over and above the cost of on-site management and services provided, or any deduction for depreciation or amortization expense, interest expense or any item of income or expense classified as non-recurring by generally accepted accounting principles. The attached schedule shows an example of the calculation of Net Operating Profit in line with the above.

                  iv. For the purposes of determining the amount of the Earned Payment, the Lessee shall provide the Lessor on or before May 31 of each year a statement of income and a calculation of the Earned Payment for the prior year certified by the general partner of the Lessee.

                  v. The sums due to Lessor pursuant to this Earnout
Arrangement shall be a general, unsecured obligation of the Lessee, with no encumbrance on the Property. However, South Seas Properties Company Limited Partnership, an Ohio limited partnership shall execute an unsecured guarantee of this Earnout Arrangement at closing in the event the Option to Purchase is exercised.

          13.1.d. Sale of Leased Premises by Lessee. Unless otherwise agreed to in writing by the Lessor, any unpaid portion of the earnout fee described in Paragraph 13.1.c above shall be due upon the sale of the Leased Premises by the Lessee following its exercise of the Option to Purchase.

          VIII. In all other respects the Lease Agreement dated June 14, 1995 is hereby ratified and confirmed.

          IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.


                        SAFETY HARBOR MANAGEMENT COMPANY,
                        LTD., a Florida Limited Partnership
                        By: S.S. Resort Management, L.C., its general partner

                        By: /s/ Robert M. Taylor
                           ----------------------------------------------
                                Robert M. Taylor, Chairman and Manager


----------------------
Witness

----------------------
Witness

                        SAFETY HARBOR SPA & FITNESS CENTER, INC.

                        By: /s/ Roger Kumar
                           ----------------------------------------------
                                Roger Kumar, President

----------------------
Witness

----------------------
Witness

                         SOUTH SEAS PROPERTIES COMPANY LIMITED
                         PARTNERSHIP, an Ohio limited partnership

                         By: T&T Resorts, L.C., a Florida limited liability
                             Company, its general partner


                         By: /s/ Robert M. Taylor
                            ------------------------------------------------
                                 Robert M. Taylor

-----------------------
Witness

-----------------------
Witness

STATE OF FLORIDA    )
                    )
COUNTY OF LEE       )

     The foregoing instrument was acknowledged before me this 28th day of January, 1997, by ROBERT M. TAYLOR, Chairman and Manager of S.S. Resort Management, L.C., who did not take an oath.

         EDWINA L. VEILLETTE
      MY COMMISSION # CC 307480
      EXPIRES: AUGUST 12, 1997               /S/ Edwina L. Veillette
BONDED THRU NOTARY PUBLIC UNDERWRITERS       ------------------------
                                             Edwina L. Veillette, Notary Public

My Commission expires:

/X/ Personally Known OR / /Produce Identification

Type of Identification Produce
                              -----------------------------

STATE OF FLORIDA         )
                         )
COUNTY OF PINELLAS       )

          The foregoing instrument was acknowledged before me this 29 day of January, 1997, by ROGER KUMAR, President of Safety Harbor Spa & Fitness Center, Inc., who did not take an oath.

                                     /S/ Gwendolyn D. Storm
                                     -----------------------
                                     Gwendolyn D. Storm, Notary Public

                                              GWENDOLYN D. STORM
                                           MY COMMISSION # CC 372097
                                             EXPIRES: JUNE 8, 1998
My Commission expires:               BONDED THRU NOTARY PUBLIC UNDERWRITERS


/ / Personally Known OR  / / Produced Identification
Type of Identification Produced
                               --------------------------------
STATE OF FLORIDA   )
                   )
COUNTY OF LEE      )

          The foregoing instrument was acknowledged before me this 28th day of January, 1997, by ROBERT M. TAYLOR, Manager of T&T Resorts, L. C., a Florida limited liability company, who did not take an oath.

         EDWINA L. VEILLETTE
      MY COMMISSION # CC 307480
      EXPIRES: AUGUST 12, 1997               /S/ Edwina L. Veillette
BONDED THRU NOTARY PUBLIC UNDERWRITERS       -----------------------
                                             Edwina L. Veillette, Notary Public
My commission expires:

/X/ Personally Known OR / /Produced Identification
Type of Identification Produced
                               --------------------------------




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